SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

Waste Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12154	73-1309529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Fannin, Suite 4000 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone number, including area code: (713) 512-6200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Waste Management, Inc. (the “Company”) issued a press release this morning announcing its financial results for the quarter ended September 30, 2013, a copy of which is attached hereto as Exhibit 99.1. The Company is holding a conference call to discuss these results beginning at 9:00 a.m. Central Time this morning. The call will be webcast live and may be heard by accessing the Company’s website at www.wm.com. The call may also be heard by dialing (877) 710-6139 and entering access code 66496035.

On the call, management of the Company is expected to discuss certain non-GAAP financial measures that are included in the Company’s press release. The Company has provided information regarding its use of such non-GAAP measures and reconciliations of such measures to their most comparable GAAP measures in the footnote and schedules to the press release.

In addition to the non-GAAP measures contained and reconciled in the press release, management is also expected to discuss Adjusted Operating EBITDA and Adjusted Operating EBITDA as a percent of Revenues, Adjusted Operating Expense and prior year Adjusted SG&A Expense. The Company defines Operating EBITDA as income from operations before depreciation and amortization, and the Company’s Adjusted Operating EBITDA excludes certain items noted in the press release. This measure may not be comparable to similarly titled measures reported by other companies. Management uses Adjusted Operating EBITDA as an indicator of the Company’s operating performance and ability to pay dividends, fund acquisitions, capital expenditures and other investments and, in the absence of refinancing, to repay debt obligations. Management believes Adjusted Operating EBITDA is helpful to investors evaluating the Company’s operating performance because certain non-cash costs and other items that management believes are not representative of our performance or indicative of our results of operations are excluded. Operating EBITDA and Adjusted Operating EBTIDA are supplemental non-GAAP measures and should not be considered an alternative to net income or income from operations. Additionally, to enhance comparability of Operating Expense and SG&A Expense to the prior year period and provide investors with information to better enable them to evaluate the Company’s performance, certain items that management believes are not indicative of our results of operations have been excluded from these measures. Reconciliations of non-GAAP measures to the most comparable GAAP measures are shown below.

Reconciliation of Non-GAAP Measures

(Dollars In Millions)

(Unaudited)

	Quarters Ended September 30,
Adjusted Operating EBITDA and Adjusted Operating EBITDA as a Percent of Revenues	2013	2012
Operating Revenues, as reported	$3,621	$3,461

Income from Operations, as reported	577	500
Depreciation and amortization	344	331

Operating EBITDA	921	831

Adjustments:
Asset impairments and unusual items	23	22
Partial withdrawal from multiemployer pension plan	5	—
Restructuring charges (a)	3	47
Labor dispute	—	6

	31	75

Adjusted Operating EBITDA (b)	$952	$906

Adjusted Operating EBITDA as a percent of Revenues (b)	26.3%	26.2%

	Quarters Ended September 30,
Adjusted Operating Expense	2013	2012
Operating Expense, as reported	$2,325	$2,229
Adjustments to Operating Expense:
Partial withdrawal from multiemployer pension plan	$(5)	$—
Labor dispute	—	(6)
Adjusted Operating Expense (c)	$2,320	$2,223

(a)	The $47 million of charges in the third quarter of 2012 includes primarily restructuring charges, as well as charges related to Oakleaf related integration activities.
(b)	Adjusted Operating EBITDA for the third quarter of 2013 grew by $46 million, and Adjusted Operating EBITDA as a percent of Revenues increased 10 basis points, in each case as compared with the third quarter of 2012.
(c)	Adjusted Operating Expense increased $97 million as compared with the third quarter of 2012.

Reconciliation of Non-GAAP Measures

(Dollars In Millions)

(Unaudited)

	Quarters Ended September 30,
Adjusted SG&A Expense	2013	2012
SG&A Expense, as reported	$349	$335
Adjustment to SG&A Expense:
Oakleaf related integration costs	$—	$(3)
Adjusted SG&A Expense (d)	$349	$332

(d)	Adjusted SG&A Expense increased $17 million as compared with the third quarter of 2012.

Item 9.01. Financial Statements and Exhibits.

Exhibits

99.1: Press Release dated October 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WASTE MANAGEMENT, INC.

Date: October 29, 2013	By:	/s/ Rick L Wittenbraker
Rick L Wittenbraker
Senior Vice President, General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated October 29, 2013